Exhibit 99.1

Celcuity Inc. Announces Concurrent Public Offerings of
Convertible Senior Notes Due 2031 and Common Stock

MINNEAPOLIS, July 28, 2025 – Celcuity Inc. (Nasdaq: CELC) (the “Company”), a clinical-stage biotechnology company pursuing development of targeted therapies for oncology, today announced proposed underwritten public offerings of $150,000,000 aggregate principal amount of its convertible senior notes due 2031 (the “Convertible Notes” and such offering, the “Convertible Notes Offering”) and $75,000,000 of shares of its common stock (the “Common Stock” and, such offering, the “Common Stock Offering”).

The Company intends to grant the underwriters of the offerings a 30-day option to purchase up to an additional $22,500,000 aggregate principal amount of Convertible Notes, solely to cover over-allotments, if any, in the Convertible Notes Offering, and a 30-day option to purchase up to an additional $11,250,000 of shares of Common Stock in the Common Stock Offering.

The Convertible Notes will be general, unsecured, senior obligations of the Company and interest will be payable semi-annually in arrears. The Convertible Notes will mature on August 1, 2031, unless earlier converted, redeemed or repurchased by the Company. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election. The interest rate, conversion rate, offering price and other terms are to be determined upon the pricing of the Convertible Notes.

The Company intends to use the net proceeds from the Convertible Notes Offering and the Common Stock Offering (i) to pay the cost of the capped call transactions described below, and (ii) the remainder for working capital and general corporate purposes, which may include clinical trial expenditures, commercial launch expenditures, research and development expenditures, capital expenditures, expansion of business development activities and other general corporate purposes.

The closing of neither the Convertible Notes Offering nor the Common Stock Offering is conditioned upon the closing of the other offering. The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed, or as to the actual size or terms of the offerings.

In connection with the pricing of the Convertible Notes, the Company expects to enter into capped call transactions (the “capped call transactions”) with one or more of the underwriters of the Convertible Notes or affiliates thereof and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of the Common Stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to the shares of the Common Stock upon any conversion of the Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, the Company expects to use a portion of the net proceeds from the sale of the additional Convertible Notes, to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties and/or their respective affiliates will enter into various derivative transactions with respect to the Common Stock and/or purchase shares of the Common Stock concurrently with or shortly after the pricing of the Convertible Notes, including with, or from, as the case may be, certain investors in the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Convertible Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or by purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during the 50 trading day period beginning on the 51st scheduled trading day prior to the maturity date of the Convertible Notes, or, to the extent the Company exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Convertible Notes, which could affect the holder’s ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, could affect the number of shares, if any, and value of the consideration that the holder will receive upon conversion of the Convertible Notes.

Jefferies, TD Cowen and Leerink Partners are acting as joint book-running managers for the Convertible Notes Offering and the Common Stock Offering. LifeSci Capital is acting as lead manager for the Convertible Notes Offering and passive bookrunner for the Common Stock Offering.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) as well as preliminary prospectus supplements with respect to each of the offerings to which this communication relates. Before you invest, you should read the applicable preliminary prospectus supplement and the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and these offerings. You may obtain these documents by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the applicable offering will arrange to send you the applicable preliminary prospectus supplement (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, or by telephone at (877) 821-7388, or by email at Prospectus Department@Jefferies.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities; or Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105 or by email at syndicate@leerink.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock, the Convertible Notes, any shares of Common Stock issuable upon conversion of the Convertible Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

ABOUT CELCUITY

Celcuity is a clinical-stage biotechnology company pursuing development of targeted therapies for treatment of multiple solid tumor indications. The company’s lead therapeutic candidate is gedatolisib, a potent, pan-PI3K and mTORC1/2 inhibitor that comprehensively blockades the PI3K/AKT/mTOR (“PAM”) pathway. Its mechanism of action and pharmacokinetic properties are differentiated from other currently approved and investigational therapies that target PI3Kα, AKT, or mTORC1 alone or together. A Phase 3 clinical trial, VIKTORIA-1, evaluating gedatolisib in combination with fulvestrant with or without palbociclib in patients with HR+/HER2- advanced breast cancer is currently enrolling patients. A Phase 1/2 clinical trial, CELC-G-201, evaluating gedatolisib in combination with darolutamide in patients with metastatic castration resistant prostate cancer, is ongoing. A Phase 3 clinical trial, VIKTORIA-2, evaluating gedatolisib plus a CDK4/6 inhibitor and fulvestrant as first-line treatment for patients with HR+/HER2- advanced breast cancer is currently enrolling patients. Celcuity is headquartered in Minneapolis.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the Convertible Notes Offering and the capped call transactions, the Common Stock Offering, our ability to complete such offerings on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this press release are based on management’s current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including our limited operating history; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the uncertainty and costs associated with clinical trials; the uncertainty regarding market acceptance by physicians, patients, third-party payors and others in the medical community, and with the size of market opportunities available to us; difficulties we may face in managing growth, such as hiring and retaining a qualified sales force and attracting and retaining key personnel; changes in government regulations; tightening credit markets and limitations on access to capital; stock market volatility or other factors that may affect our ability to access capital on favorable terms or at all; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as such risks may be updated in our subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by these cautionary statements, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACTS:

Celcuity Inc.
Brian Sullivan, bsullivan@celcuity.com
Vicky Hahne, vhahne@celcuity.com
(763) 392-0123

ICR Healthcare
Patti Bank, patti.bank@icrhealthcare.com
(415) 513-1284